                                                                   EXHIBIT 12.01

                                                              PERIOD FROM
                                                             JULY 29, 1998
                                                          (DATE OF INCEPTION)    YEAR ENDED       YEAR ENDED       QUARTER ENDED
                                                           TO JUNE 30, 1999     JULY 1, 2000    JUNE 30, 2001    SEPTEMBER 29, 2001
                                                          -------------------   ------------    -------------    ------------------
                                                                                     (IN THOUSANDS)
Earnings (loss):
    Pretax income from continuing operations ............      $(8,389)          $(60,091)       $(122,963)        $(31,958)
    Fixed charges .......................................           85                453            1,226              293
                                                               -------           --------        ---------         --------
        Total loss ......................................      $(8,304)          $(59,638)       $(121,737)        $(31,665)
                                                               -------           --------        ---------         --------

Fixed charges:
    Assumed interest element included in rent expense ..       $    85           $    453        $   1,226         $    293
                                                               -------           --------        ---------         --------
        Total fixed charges ............................       $    85           $    453        $   1,226         $    293
                                                               -------           --------        ---------         --------
Ratio of earnings to fixed charges .....................            --                 --               --               --
                                                               =======           ========        =========         ========

Deficiency of earnings available to cover fixed
  charges ..............................................       $(8,389)          $(60,091)       $(122,963)        $(31,958)
                                                               =======           ========        =========         ========